Exhibit 10.2

NB&T FINANCIAL GROUP, INC.

2006 EQUITY PLAN

AWARD AGREEMENT

(Directors’ Nonqualified Stock Option)

NB&T Financial Group, Inc., an Ohio corporation (the “Company”), hereby grants an option (this “Option”) to purchase its common shares, without par value (the “Shares”), to the Optionee named below. The terms and conditions of this Option are set forth in this Agreement (which includes this cover sheet), in the NB&T Financial Group, Inc. 2006 Equity Plan (the “Plan”) and in the Plan prospectus. Copies of the Plan and the Plan prospectus are attached. A copy of this Award Agreement must be signed and returned to the President or the Chief Financial Officer of the Company at its executive offices within 60 days of the Option Grant Date or the Option will be deemed forfeited.

Option Grant Date:

Name of Optionee:

Number of Shares Covered by Option:

Exercise Price per Share: $                    , which is intended to be not less than 100% of the Fair Market Value of the Shares on the Option Grant Date.

Vesting Schedule: Subject to all of the terms and conditions set forth in this Agreement and the Plan, your right to purchase Shares under this Option shall vest as follows:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Less than 1	0 percent
1 but fewer than 2	33 1/3 percent
2 but fewer than 3	66 2/3 percent
3 or more	100 percent

Option Term: Ten years

By signing the cover sheet of this Agreement, the undersigned agree to all of the terms and conditions described in this Agreement and in the Plan.

Optionee:
Signature

Typed or printed name

Company:	By
Signature

Typed or printed name

Its

The Plan and Other Agreements

The text of the Plan, as it may be amended from time to time, is incorporated in this Agreement by reference. This Agreement (which includes the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Certain capitalized terms used in this Agreement are defined in the Plan. You are strongly urged to read the Plan and the Plan prospectus in their entirety.

Nonqualified Stock Option

This Option is not intended to qualify as an Incentive Stock Option under section 422 of the Code and shall be interpreted accordingly.

Vesting

This Option may be exercised according to the schedule set forth on the cover sheet.

Term

This Option shall expire in any event at the close of business at the Company’s executive offices on the day before the ten-year anniversary of the Option Grant Date, as shown on the cover sheet. This Option will expire earlier if your service as a Director (“Service”) Terminates, as described below.

Termination due to Death or Disability

If your Service Terminates because of your death or Disability, this Option will expire at the close of business at the Company’s executive offices on the earlier of the expiration date specified in this Award Agreement or one year after the date of death or disability.

Termination for Cause

If your service is Terminated, or is deemed to have been Terminated, for Cause, this Option will immediately expire, and all unexercised rights to purchase Shares under this Agreement, whether or not then exercisable, will be forfeited.

Termination for Any Other Reason

If your Service Terminates for any reason other than because of your death of Disability or because you were Terminated for Cause, this Option may be exercised to the extent it is exercisable at the date of Termination at any time before the earlier of (1) the expiration date specified in this Agreement or (2) 90 days after the Termination date. To the extent this Option is not exercisable as of the date of Termination, the right to purchase Shares under this Option shall be forfeited.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by delivering an appropriate “Notice of Exercise” to the Committee, in care of either the President or the Chief Financial Officer of the Company at the Company’s executive offices. A copy of such Notice of Exercise is attached to this Agreement. Your notice must specify how many Shares you wish to purchase (which must be a whole number of Shares) and how your Shares should be registered (in our name only, or in your and your spouse’s names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company at the Company’s executive offices. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price per Share for the Shares you are purchasing. Payment may be made in cash, a cashier’s check or a money order, or you may exercise this Option by tendering Shares you already have owned for at least six months and that have a Fair Market Value equal to the Exercise Price per Share for the Shares you are purchasing. You are urged to read carefully the taxation discussion in the Plan prospectus before exercising your Option.

Withholding Taxes

You will not be allowed to exercise this Option unless you make arrangements acceptable to the Committee to pay any withholding or other taxes that may be due as a result of the exercise of this Option or the sale of Shares acquired under this Option.

Restrictions on Exercise and Resale

By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Committee determines, in its sole discretion, that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act’), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any issuance of securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Option shall be exercisable.

Transfer of Option

Prior to your death, only you may exercise this Option and you may not transfer or assign this Option, except to the Company.

Beneficiary Designation

You may name a Beneficiary or Beneficiaries to receive or to exercise this Option at your death, to the extent this Option is so exercisable as set forth elsewhere in this Agreement and the Plan. Such a designation may be done only on the attached Beneficiary Designation Form and by following the rules in that Form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Option. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

No Rights to Continue as Director

Neither this Option nor this Agreement gives you the right to continue as a Company director or to be nominated by the Board of Directors of the Company to continue as a Company director.

No Shareholder Rights

Neither you, nor your estate or heirs, shall have any rights as a shareholder of the Company with respect to the Shares underlying this Option until this Option has been exercised and a certificate for the Shares being acquired has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.

Adjustments

The Committee may adjust the number of Shares covered by this Option and the Exercise Price per Share under certain circumstances as provided in the Plan. Notwithstanding anything to the contrary contained in this Agreement, this Option (and the vesting thereof) shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company becomes subject to such corporate activity. The Committee also retains the right to amend the Plan and this Agreement without any additional consideration to you to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or this Agreement (or both) before those amendments.